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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Forms S-3 No. 333-31249, 333-81503, 333-58743, 333-62939 and 333-30754 and
Forms S-8 No. 33-38304, 33-52228, 33-52226, 33-68076, 33-81284, 33-79496,
333-36713, 333-36715, 333-39991, 333-39993, 333-64545, 333-73383, 333-90675,
333-90671, 333-90673, 333-87971, 333-12903 and 333-38222) of Staples, Inc.
and in the related Prospectus of our report dated February 24, 1998, with respect to the consolidated financial statements of Quill Corporation and Subsidiary for the year ended December 31, 1997 included in Staples, Inc.'s Annual Report (Form 10-K/A2) for the year ended January 29, 2000.

/S/ KUPFERBERG, GOLDBERG & NEIMARK, LLC
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KUPFERBERG, GOLDBERG & NEIMARK, LLC

June 28, 2000